None <SUBMISSION>
      <TYPE>   8-K
      <FILER>
             <CIK>  0000847322
             <CCC>  xxxxxxxx
      </FILER>
      <SROS>  NYSE
      <PERIOD>  12/ /03
      <ITEMS>  5
      <ITEMS>  7
      <SUBMISSION-CONTACT>
            <NAME>  Toby  Clemens
            <PHONE>  (301) 468-3146
      </SUBMISSION-CONTACT>

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): December 19, 2003 (December 17, 2003)

CRIIMI MAE INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10360	52-1622022
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11200 Rockville Pike

Rockville, Maryland 20852

(Address of principal executive offices, including zip code, of Registrant)

(301) 816-2300

(Registrant's telephone number, including area code)

Item 5. Other Events

        On December 17, 2003, CRIIMI MAE Inc. (the “Company”) prepaid the $24.5 million balance of a 7% funding note issued to Fannie Mae (“Funding Note”). The Company used approximately $22.5 million available under its $200 million repurchase facility with a unit of The Bear Stearns Companies Inc. and approximately $2.0 million of its cash to prepay the Funding Note. The $22.5 million advance under the repurchase agreement bears interest at one-month LIBOR plus 10 basis points and is secured by approximately $25 million face value of GNMA securities with a weighted average net coupon of approximately 7.7%.

        The prepayment of the Funding Note will result in an early extinguishment of debt financial statement loss in the fourth quarter of approximately $665,000 related to the unamortized discount and deferred financing costs associated with the Funding Note.

        Attached as an exhibit to this Current Report on Form 8-K is press release issued by the Company on December 17, 2003 announcing refinancing of the Funding Note. The above referenced document is hereby incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        The following exhibit is filed as a part of this Current Report on Form 8-K:

        (c) Exhibit

                99.1     Press Release issued by CRIIMI MAE Inc. on December 17, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIIMI MAE Inc.

December 19, 2003	By:	/s/ Mark Libera
Mark Libera
	Its:	Vice President and Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description
*99.1	Press Release dated December 17, 2003.

*Filed herewith